SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



                   Brookline Bancorp, Inc.
-----------------------------------------------------------------
     (Exact name of registrant as specified in its charter)



Massachusetts                                   To Be Applied For
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(State of incorporation or organization)      (I.R.S. Employer
                                              Identification No.)


160 Washington Street, Brookline, Massachusetts       29520
(Address of principal executive offices)           (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act.


             None                              N/A
        (Title of Class)          (Name of each exchange on which
                                  each class is to be registered)

Securities to be registered pursuant to Section 12(g) of the Act:


              Common Stock par value $.10 per share
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                        (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock of the Company", "Dividend Policy" and "Market for Common Stock" in the Registrant's Registration Statement on Form S-1 (Registration Number 333-40471) which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Organization and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisitions of the Company and the Bank" in the Registrant's Registration Statement on Form S-1 referenced above.


Item 2.  Exhibits.

     1.   Registration Statement on Form S-1 (Registration Number
333-40471) dated November 18, 1997, is hereby incorporated by reference.

     2. Articles of Organization (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on November 18, 1997)

     3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on November 18, 1997)

     4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on November 18, 1997).

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              BROOKLINE BANCORP, INC.



Date:     January 27, 1998    By:  \s\ Richard P. Chapman
                                   ------------------------------
                                   Richard P. Chapman
                                   President and Chief Executive
                                    Officer

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